Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of China SXT Pharmaceuticals, Inc. (“the Company”) of our report dated August 13, 2024, relating to the consolidated financial statements which appears in China SXT Pharmaceuticals, Inc.’s Annual Report on Form 20-F for the years ended March 31, 2024 and 2023, filed with the Commission on August 13, 2024.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

March 28, 2025

999 18th Street, Suite 3000, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us